Boxlight Reports Third Quarter 2019 Results

Revenue Growth of 14% to $11.6 Million

Gross Profit Margin of 29.6%

Adjusted EBITDA Improvement of 69% to a Loss of $353,000

LAWRENCEVILLE, Ga.—(BUSINESS WIRE)— Boxlight Corporation (Nasdaq: BOXL) (“Boxlight”), a leading provider of interactive technology solutions for the global education market, today announced the Company’s financial results for the third quarter ended September 30, 2019.

Key Financial Highlights for Q3 2019

●	Revenues increased by 14% to $11.6 million
●	Received $6.7 million in customer orders
●	Gross profit margin improved by 58 basis points to 29.6%
●	Adjusted EBITDA improved by 69% to a loss of $353,000
●	Adjusted EPS improved by 80% to a loss of $0.03
●	Ended quarter with $2.2 million in backorders

Key Business Highlights for Q3 2019

●	Awarded contracts or received key new orders from Owosso Public Schools, MI; Southeastern Cooperative Education Programs (SECEP), VA; Administracion de Servicios Generales (ASF), Puerto Rico; Middletown City School District, NJ; Sedona-Oak Creek Unified School District, AZ; and Bennington Public Schools, NE
●	Continued roll-out implementations with Beaufort County School District, SC; Montgomery County Public Schools, MD; Clayton County Public Schools, GA; San Diego Unified School District, CA; Huntington Beach City School District, CA; Anacortes School District, WA; Aurora Public Schools, CO; and Tangipahoa Parish School System, LA
●	Awarded international contracts in Chile, Dominican Republic, Ecuador, Mexico and Peru
●	Introduced new channel partners including EH Tecnologia, Bolivia; and AV Associates of Nebraska
●	MimioClarity recognized as Best Classroom Audio-Visual Tool in the 2019 Tech Edvocate Awards

2019 Outlook

The current project roll-out implementation schedule, business pipeline, backlog and awarded contracts support our continued growth as revenues have increased 7% through the first nine months of the year, as compared to the same time period of 2018. As we increase revenue, our strategy to implement higher margin software and services has been successful, demonstrated by the strength in gross profit margin. Our gross margins have reached 30%, which we believe is sustainable with a goal of improving margins in future years.

Management Commentary

Boxlight’s Chief Executive Officer, Mark Elliott, stated, “We are pleased with our quarterly and year-to-date revenue growth and gross profit margin improvement. Our total classroom solution of interactive learning technologies, products and services, continues to evolve and gain traction in the market. We are seeing success with both existing customers looking to expand, and new customers looking to join the technology transformation or replace dated or inferior solutions.”

Elliott continued, “Our strong third quarter growth was driven by newly awarded contracts and continued implementations across a number of school districts. As we mature as a company, our revenues are becoming more predictable and taking on a recurring nature. School districts and counties throughout the U.S. are typically on a five- to seven-year technology replacement cycles. The majority of significant, school-wide awarded contracts call for multi-year rollouts. Once with a school district, we are likely to attain additional business with new products and services and replacements, and we are in an ideal position for the next upgrade cycle. We continue to target large, high-profile sales opportunities, and given our high success rate, we feel extremely confident in our future growth prospects. With our expanding re-seller partner network, experienced management team and sales force, and the most comprehensive product suite in the market, we are uniquely positioned to be a leader in global education technology.”

Financial Results for the Three Months Ended September 30, 2019:

Revenue for the three months ended September 30, 2019 was $11.6 million, an increase of $1.4 million or 14%, compared to $10.2 million for the three months ended September 30, 2018. The increase is primarily attributable to the increase in sales of hardware, software and professional development services. We are also beginning to see growth in our high margin product offerings including professional development, STEM and software.

Gross profit for the three months ended September 30, 2019 was $3.4 million, an increase of $1.0 million, compared to $2.4 million for the three months ended September 30, 2018. The resulting gross margin was 30% for the three months ended September 30, 2019, compared to 24% for the three months ended September 30, 2018.

General and administrative expenses for the three months ended September 30, 2019 was $4.3 million, relatively flat compared to $4.3 million for the three months ended September 30, 2018.

Research and development expenses for the three months ended September 30, 2019 was $0.4 million, an increase of $0.3 million or 255%, compared to $0.1 million for the three months ended September 30, 2018. The increase was due primarily to software and engineering costs.

Other income for the three months ended September 30, 2019 was $0.9 million, as compared to $0.7 million for the three months ended September 30, 2018. Other income mainly consists of interest expense and change in the fair value of derivative liabilities. The change in the fair value of derivative liability of $0.6 million was a result of the quarterly mark to market adjustment impacted by the change in the stock price. This was offset by the increase of $0.3 million in interest from a loan entered in 2019.

Operating loss for the three months ended September 30, 2019 was $1.2 million, a decrease of $0.7 million, or 39%, compared to $1.9 million for the three months ended September 30, 2018.

Net loss for the three months ended September 30, 2019 was $0.3 million, a decrease of $0.9 million, or 76%, compared to $1.2 million for the three months ended September 30, 2018. The resulting EPS loss for the three months ended September 30, 2019 was ($0.03) per diluted share, compared to ($0.12) per diluted share for the three months ended September 30, 2018. The decrease in the net loss was primarily due to increased revenue, a decrease in cost of sales as a percentage of revenue and change in fair value of derivative liabilities.

Adjusted EBITDA loss for the three months ended September 30, 2019 was $0.4 million, a decrease of $0.8 million or 69% compared to $1.2 million for the three months ended September 30, 2018. The resulting adjusted EPS loss for the three months ended September 30, 2019 was $(0.03) per diluted share compared to ($0.11) per diluted share for the three months ended September 30, 2018.

Financial Results for the Nine Months Ended September 30, 2019:

Revenue for the nine months ended September 30, 2019 was $27.7 million, an increase of $1.8 million or 7%, compared to $25.9 million for the nine months ended September 30, 2018.

Gross profit for the nine months ended September 30, 2019 was $8.3 million, an increase of $2.7 million, compared to $5.6 million for the nine months ended September 30, 2018. The resulting gross margin was 30% for the nine months ended September 30, 2019, compared to 22% for the nine months ended September 30, 2018.

General and administrative expenses for the nine months ended September 30, 2019 was $11.9 million, an increase of $0.7 million or 7%, compared to $11.2 million for the nine months ended September 30, 2018. The increase was primarily attributable to the increase in employee salary of $0.6 million, increase in bonuses of$0.3 million and increase in contract services of $0.2 million, which was offset by a decrease in stock-based compensation of $0.7 million.

Research and development expenses for the nine months ended September 30, 2019 was $0.9 million, an increase of $0.5 million or 147%, compared to $0.4 million for the nine months ended September 30, 2018. The increase in research and development expense was related to contract services primarily for software consultant costs of $0.3 million for Qwizdom and salaries of $0.1 million each for Qwizdom and Modern Robotics engineers.

Other expense for the nine months ended September 30, 2019 was an $1.6 million, as compared to $0.7 million for the nine months ended September 30, 2018. Other expense increased primarily due to increased interest expense of $0.7 million from loans and a change in fair value of derivative liability of $0.2 million resulting from the quarterly mark to market adjustment driven by the change in the stock price.

Operating loss for the nine months ended September 30, 2019 was $4.6 million, a decrease of $1.3 million, or 23%, compared to $5.9 million for the nine months ended September 30, 2018.

Net loss for the nine months ended September 30, 2019 was $6.1 million, a decrease of $0.5 million, or 7%,compared to $6.6 million for the nine months ended September 30, 2018. The resulting EPS loss for the nine months ended September 30, 2019 was ($0.58) per diluted share, compared to ($0.66) per diluted share for the nine months ended September 30, 2018.

Net cash used in operating activities for the nine months ended September 30, 2019 was $6.3 million, an increase of $2.5 million compared to $3.8 million for the nine months ended September 30, 2018.

Adjusted EBITDA loss for the nine months ended September 30, 2019 was $2.8 million, a decrease of $0.7 million or 21% compared to $3.5 million for the nine months ended September 30, 2018. The resulting adjusted EPS loss for the nine months ended September 30, 2019 was $(0.26) per diluted share compared to ($0.35) per diluted share for the nine months ended September 30, 2018.

Third Quarter 2019 Financial Results Conference Call

Management will host a conference call to discuss the third quarter 2019 financial results on Tuesday, November 12, 2019 at 4:30 p.m. Eastern Time. The conference call details are as follows:

Date:	Tuesday, November 12, 2019
Time:	4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time
Dial-in:	1-844-407-9500 (Domestic)
1-862-298-0850 (International)
Webcast:	https://www.investornetwork.com/event/presentation/55398

For those unable to participate during the live broadcast, a replay of the call will also be available from 7:30 p.m. Eastern Time on November 12, 2019 through 11:59 p.m. Eastern Time on February 12, 2020 by dialing 1-877-481-4010 (domestic) and 1-919-882-2331 (international) and referencing the replay pin number: 55398.

Use of Non-GAAP Financial Measures

To supplement Boxlight’s financial statements presented on a GAAP basis, Boxlight provides EBITDA, Adjusted EBITDA and Adjusted EPS as supplemental measures of its performance.

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding pro forma operations, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with EBITDA, Adjusted EBITDA and Adjusted EPS as non-GAAP financial measures of earnings. EBITDA represents net income before income tax expense (benefit), interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA plus stock-based compensation and change in fair value of derivative liabilities. Adjusted EPS represents Adjusted EBITDA divided by the number of fully diluted shares outstanding. Our management uses EBITDA, Adjusted EBITDA, and Adjusted EPS as financial measures to evaluate the profitability and efficiency of our business model. We use these non-GAAP financial measures to access the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing pro forma results of operations, which include large non-cash amortizations of intangible assets from acquisitions and stock-based compensation. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

About Boxlight Corporation

Boxlight Corporation (Nasdaq: BOXL) (“Boxlight”) is a leading provider of technology solutions for the global education market. The company aims to improve learning and engagement in classrooms and to help educators enhance student outcomes, by developing the products they need. The company develops, sells, and services its integrated, interactive solution suite including software, classroom technologies, professional development and support services. For more information about the Boxlight story, visit http://www.boxlight.com.

Forward Looking Statements

This press release may contain information about Boxlight’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to maintain and grow its business, variability of operating results, its development and introduction of new products and services, marketing and other business development initiatives, competition in the industry, etc. Boxlight encourages you to review other factors that may affect its future results in Boxlight’s filings with the Securities and Exchange Commission.

Boxlight Corporation

Consolidated Balance Sheets

	June 30 2019	December 31 2018
ASSETS

Current asset:
Cash and cash equivalents	$806,245	$901,459
Accounts receivable-trade, net of allowances	8,415,106	3,634,726
Inventories, net of reserves	3,418,460	4,214,316
Prepaid expenses and other current assets	1,581,636	1,214,157
Total current assets	14,221,447	9,964,658

Property and equipment, net of accumulated depreciation	209,520	226,409
Intangible assets, net of accumulated amortization	5,776,915	6,352,273
Goodwill	4,723,549	4,723,549
Other assets	302	298
Total Assets	$24,931,733	$21,267,187

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$4,683,050	$1,883,626
Accounts payable and accrued expenses - related parties	5,110,061	6,009,112
Warranty	779,583	580,236
Short-term debt	6,883,522	2,306,227
Short-term debt - related parties	357,668	377,333
Current portion of earn-out payable - related party	288,652	136,667
Deferred revenues - short-term	311,184	938,050
Derivative liabilities	896,095	326,452
Other short-term liabilities	77,896	5,128
Total current liabilities	19,387,711	12,562,831

Deferred revenues - long-term	97,481	134,964
Earn-out payable - related party	98,778	273,333
Long-term debt - related party	162,895	328,000
Long-term debt	1,416,688	-
Total liabilities	21,163,553	13,299,128

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; 167,972 shares issued and outstanding	17	25
Common stock, $0.0001 par value, 200,000,000 shares authorized; 10,849,966 and 10,176,433 Class A shares issued and outstanding, respectively	1,085	1,018
Additional paid-in capital	29,250,838	27,279,931
Subscriptions receivable	(200)	(225)
Accumulated deficit	(25,350,392)	(19,206,271)
Other comprehensive loss	(133,168)	(106,419)
Total stockholders’ equity	3,768,180	7,968,059

Total liabilities and stockholders’ equity	24,931,733	$21,267,187

Boxlight Corporation

Consolidated Statement of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$11,602,722	$10,195,968	$27,711,452	$25,856,310
Cost of Revenues	8,163,811	7,763,617	19,439,775	20,217,670
Gross Profit	3,438,911	2,432,351	8,271,677	5,638,640

Operating Expense:
General and administrative expenses	4,258,166	4,262,707	11,912,432	11,183,305
Research and development expenses	351,104	98,952	911,682	368,555
Total operating expense	4,609,270	4,361,659	12,824,114	11,551,860

Loss from operations	(1,170,359)	(1,929,308)	(4,552,437)	(5,913,220)

Other income (expense):
Interest expense, net	(517,391)	(188,457)	(1,277,016)	(542,656)
Other income, net	21,077	38,796	65,956	42,067
Gain on settlement of liabilities, net	-	36,080	146,434	165,378
Change in fair value of derivative liabilities	1,372,177	821,528	(527,058)	(334,990)
Total other income (expense)	875,863	707,947	(1,591,684)	(670,201)

Net Loss	$(294,496)	$(1,221,361)	$(6,144,121)	$(6,583,421)

Comprehensive loss:
Net Loss	$(294,496)	$(1,221,361)	$(6,144,121)	$(6,583,421)
Other comprehensive loss:
Foreign currency translation loss	(11,563)	(18,875)	(26,749)	(44,561)
Total comprehensive loss	$(306,059)	$(1,240,236)	$(6,170,870)	$(6,627,982)

Net loss per common share - basic	(0.03)	(0.12)	(0.58)	(0.66)
Net loss per common share - diluted	(0.03)	(0.12)	(0.58)	(0.66)

Weighted average number of common shares outstanding - basic	10,746,186	10,095,889	10,533,090	9,946,737
Weighted average number of common shares outstanding - diluted	10,746,186	10,095,889	10,533,090	9,946,737

Boxlight Corporation

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended September 30,
	2019	2018
Net Loss	$(294)	$(1,221)
Depreciation and amortization	222	248
Interest expense	517	188
EBITDA	$445	$(785)
Stock compensation expense	574	457
Change in fair value of derivative liabilities	(1,372)	(822)
Adjusted EBITDA	$(353)	$(1,150)

Boxlight Corporation

Reconciliation of Net Loss to Adjusted EBITDA

	Six Months Ended September 30,
	2019	2018
Net Loss	$(6,144)	$(6,583)
Depreciation and amortization	689	630
Interest expense	1,277	543
EBITDA	$(4,178)	$(5,410)
Stock compensation expense	896	1,567
Change in fair value of derivative liabilities	527	335
Adjusted EBITDA	$(2,755)	$(3,508)

Contacts

Media

Charlotte Andrist

Nickel Communications

+1 770-310-5244

charlotte@nickelcommpr.com

Investor Relations

Michael Pope, Boxlight Corporation

+1 360-464-4478

michael.pope@boxlight.com

Hayden IR

+1 917-658-7878

BOXL@HaydenIR.com

Source: Boxlight Corporation